UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: November 9, 2010

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

American Crystal Sugar Company (Company) held meetings on November 9, 2010 and November 10, 2010 with its shareholders from the five geographical districts where the Company’s Red River Valley factories are located.

At the East Grand Forks Factory District Meeting held on November 9, 2010, the shareholders re-elected Curtis E. Haugen as a director. He received 96 of the 98 votes cast with 1 abstention.  His new three-year term begins on December 2, 2010 and expires in December 2013.  Brian R. Erickson and John F. Gudajtes will continue as directors for the East Grand Forks Factory District.

At the Hillsboro Factory District meeting held on November 9, 2010, the shareholders re-elected Jeff D. McInnes as a director.  He received 46 of the 47 votes cast.  His new three-year term begins December 2, 2010 and expires in December 2013.  John Brainard and David Mueller will continue as directors for the Hillsboro Factory District.

At the Moorhead Factory District meeting held on November 9, 2010, the shareholders re-elected William A. Hejl as a director.  He received 48 of the 50 votes cast with 1 abstention.  His new three-year term begins December 2, 2010 and expires in December 2013.  Dale Kuehl and Wayne Tang will continue as directors for the Moorhead Factory District.

At the Crookston Factory District Meeting held on November 10, 2010, the shareholders re-elected Curtis Knutson as a director. He received 78 of the 79 votes cast with 1 abstention.  His new three-year term begins on December 2, 2010 and expires in December 2013.  Donald Andringa and Steve Williams will continue as directors for the Crookston Factory District.

At the Drayton Factory District Meeting held on November 10, 2010, the shareholders re-elected William Baldwin as a director. He received 104 of the 107 votes cast with 3 abstentions.  His new three-year term begins on December 2, 2010 and expires in December 2013.  Robert M. Green and Neil C. Widner will continue as directors for the Drayton Factory District.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	November 9, 2010	/s/ Teresa Warne
		By:	Teresa Warne
		Its:	Chief Accounting Officer